                                                                    EXHIBIT 99.1



                     NOBLE DRILLING CORPORATION THRIFT PLAN




                FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                           DECEMBER 31, 1995 AND 1994

                   NOBLE DRILLING CORPORATION THRIFT PLAN
            INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION



                                                                                       PAGE
REPORT OF INDEPENDENT ACCOUNTANTS                                                        3


FINANCIAL STATEMENTS

            Statements of net assets available
            for benefits at December 31, 1995 and 1994                                   4

            Statements of changes in net assets available
            for benefits for the years ended
            December 31, 1995 and 1994                                                   5

            Notes to Financial Statements                                             6-14



ADDITIONAL INFORMATION*

Form 5500 - Item 27(a) - Schedule of assets held for investment purposes at
            December 31, 1995 (Schedule I)                                           15-16

Form 5500 - Item 27(d) - Schedule of reportable transactions for the year ended
            December 31, 1995 (Schedule II)                                             17


* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted since they are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS



   To the Employee Benefits Committee of
   the Noble Drilling Corporation Thrift Plan


   In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Noble Drilling Corporation Thrift Plan at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



   PRICE WATERHOUSE LLP
   Houston, Texas
   June 27, 1996

                     NOBLE DRILLING CORPORATION THRIFT PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS



                                                         DECEMBER 31,
                                                    -----------------------
                                                       1995        1994
                                                    ----------  -----------

 ASSETS

  Cash                                              $      114  $       35

  Investments, at fair value:
       Short-term investments                          534,014     680,381
       Noble Drilling Corporation
         common stock                                3,516,867   1,765,902
       Noble Affiliates, Inc.
         common stock                                  107,132     116,622
       Other corporate stocks                          874,469     882,264
       United States government securities           1,417,245     976,534
 Investment contract, at contract value              1,325,142     961,660
 Securities receivable                                 268,000           -
  Contributions receivable:
       Participants                                    103,841      45,951
       Noble Drilling Corporation                       64,274      27,659
  Dividends and interest receivable                     25,263      25,513
                                                    ----------  ----------

                                                     8,236,361   5,482,521
 LIABILITIES

  Excess contributions, refundable
      to employees                                      59,715      20,443
  Trust fees payable                                    19,438      12,307
  Other fees payable                                         -       1,688
                                                    ----------  ----------

 NET ASSETS AVAILABLE FOR BENEFITS                  $8,157,208  $5,448,083
                                                    ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                     NOBLE DRILLING CORPORATION THRIFT PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                          FOR THE YEARS ENDED DECEMBER 31,
                                         ----------------------------------
                                                  1995        1994
                                               ----------  ----------
     NET INVESTMENT INCOME
        Interest                               $   92,374  $  112,722
        Dividends                                  18,462      33,042
                                               ----------  ----------
                                                  110,836     145,764

        Less: investment expenses                (51,690)     (45,204)
                                               ----------  ----------

        Net investment income                      59,146     100,560

     NET GAIN (LOSS) ON INVESTMENTS             1,535,234  (1,008,817)

     CONTRIBUTIONS
        Participants                            1,306,239     586,598
        Employer                                  668,394     349,299

     WITHDRAWALS                                (859,888)    (771,292)
                                               ----------  ----------

     NET INCREASE (DECREASE) IN NET
      ASSETS AVAILABLE FOR BENEFITS             2,709,125    (743,652)

     NET ASSETS AVAILABLE FOR BENEFITS,
        beginning of year                       5,448,083   6,191,735
                                               ----------  ----------

     NET ASSETS AVAILABLE FOR BENEFITS,
        end of year                            $8,157,208  $5,448,083
                                               ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                     NOBLE DRILLING CORPORATION THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF THE PLAN:

Noble Drilling Corporation (the "Company") established the Noble Drilling Corporation Thrift Plan (the "Plan") effective January 1, 1986. Prior to October 1, 1985, the Company was a wholly-owned subsidiary of Noble Affiliates, Inc. ("NAI"). Effective as of that date the Company was recapitalized and its common stock was distributed to the shareholders of NAI in a tax-free spin-off. The Company's employees had participated in the Noble Affiliates, Inc. Thrift and Profit Sharing Plan (the "NAI Plan") prior to October 1, 1985, and continued to participate in the NAI Plan through December 31, 1985.

Participants in the NAI Plan carried over certain service, eligibility and vesting benefits upon entering the Plan.

The Plan is a defined contribution plan. All domestic employees are eligible to enroll in the Plan on the January 1 or July 1 following the date the employee completes one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is administered by the Employee Benefits Committee of the Company, whose members are appointed by the Company's Board of Directors. The Company will make available to participants a copy of the Plan document to provide complete information, if requested.

Significant Amendments

Effective January 1, 1994, the Plan was amended to allow for participant loans in accordance with the terms set forth in the amended Plan. There were no participant loans processed during 1994 or 1995 and no loans outstanding as of December 31, 1995 and 1994.

Effective June 24, 1994, the Plan's related trust was amended to provide for appointment of a successor trustee in accordance with the terms set forth in the amended Plan. Pursuant to the amended provision, the Plan assets and trustee functions were transferred from the Bank of Oklahoma, N.A. to Exchange National Bank and Trust Company of Ardmore, Oklahoma, effective August 1, 1994.

On December 30, 1994, the Plan was amended (i) effective as of August 1, 1989, to place specified limits on the compensation of a participant that could be taken into account under the Plan for specified plan years, (ii) effective as of January 1, 1993, to provide for transfers of eligible rollover distributions, and (iii) effective as of January 1, 1994, to provide clarification regarding the conclusive and binding effect of determinations made by the Employee Benefits Committee and regarding adoption of the Plan and its related trust by affiliates of the Company and amendment of the Plan and its related trust.

Effective May 1, 1995, the Plan was amended to allow field hourly employees to make contributions from both straight-time and overtime pay.

Contributions

Participants may contribute on a pre-tax basis up to 10 percent, up to a limit of $9,240 in 1995 and 1994, of their base compensation to the Plan. The Plan provides for the following matching contributions:


                              Percentage of              Matching Contribution
      Participant's     Participant's Contribution     Limited to the Following
    Years of Vesting           Matched by                    Percentage of
        Service                the Company            Participant's Compensation
    ----------------    --------------------------    --------------------------
      Less than 15                 70%                            6%
      15 or more                  100%                            6%


The Plan provides that matching contributions are made in the Company's common stock. Pass-through voting rights for shares of common stock of the Company are credited to a participant's account, whether or not vested.

Termination

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan, subject to the provisions of ERISA, is reserved by the Company. Upon notice of termination or permanent suspension of contributions, the accounts of all participants affected thereby shall become fully vested and shall be distributed in accordance with the provisions of the Plan.

Withdrawals

Withdrawals are permitted in the event of termination of employment, retirement, permanent disability, death or financial hardship, as defined in the Plan. In-service withdrawals may be made from a participant's after-tax account. Additionally, vested participants may make in-service withdrawals from the Company's matching account. However, only one in-service withdrawal may be made by a participant in a 12-month period. Net assets available for benefits as of December 31, 1995 and 1994, include amounts pending distribution to participants of $91,449 and $82,738, respectively.

Participant Accounts

Separate accounts are maintained for each participant. Participant accounts are credited with pre-tax contributions, rollover contributions, the Company's matching contributions and an allocation of investment earnings and losses. Furthermore, participant accounts are adjusted for withdrawals and transfers among investment options, if any.

Participants have an option as to the manner in which their contributions may be invested. Separate funds are maintained and participants may direct their investments in ten percent increments as follows:



     Fund                        Investments
     ----                        -----------

     Fund A United States government securities, highly rated corporate bonds and preferred stocks, commercial paper and cash deposits.


     Fund B        Readily marketable common and preferred stocks.

     Fund I Guaranteed investment contracts or funds invested solely in such items.

     Fund N NAI common stock purchased by Plan participants prior to spin-off from NAI.

     Fund ND Noble Drilling Corporation common stock (limited to a maximum of 50 percent of contributions).

See  Note 7 for financial information by fund.

Plan participants may not contribute to Fund N. Plan participants may, however, convert investments in Fund N to another fund. The balance in the General Fund represents unallocated employee forfeitures, and is used to pay certain Plan expenses and consists of short- term, highly liquid investments in money market funds. Unallocated forfeitures of $218,942 and $199,599 at December 31, 1995 and 1994, respectively, may be used to reduce future Company matching contributions.

Vesting

A participant's contributions are 100 percent vested. Participants become fully vested in the Company's matching contributions upon five years of credited service. Also, a participant becomes fully vested in the Company's matching contributions, regardless of years of service, if employment is terminated due to normal retirement, total disability or death.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year; investments traded on the over-the-counter market are valued at an average of the last reported bid and ask prices. The investment in the bank commingled fund is highly liquid; therefore the fair value approximates cost. The cost of investments sold is determined on the basis of average cost.

In 1994, the Plan entered into an investment contract with Firstar Corp. (Firstar). Firstar maintains the contributions in a pooled account. The account is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by Firstar. The contract is included in the financial statements at contract value, which approximates fair value, as reported to the Plan by Firstar. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Under the terms of the Plan, Exchange National Bank and Trust Company of Ardmore, Oklahoma as Trustee (the "Trustee"), on behalf of the Plan, acquires, holds and disposes of securities including the common stock of the Company owned by the Plan.

Expenses

Plan administration expenses are paid by the Plan, unless paid by the Company, at the Company's sole discretion. For the years ended December 31, 1995 and 1994, administrative expenses of $51,690 and $45,204, respectively, were paid by the Plan.

Excess Contributions Refundable to Employees

Excess contributions refundable to highly compensated employees represent the refunds necessary to meet certain nondiscrimination provisions of the Internal Revenue Code of 1986, as amended (the "Code").

Certain Significant Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TAX STATUS:

The Internal Revenue Service has determined and informed the Company by a letter dated October 27, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since applying for the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

4. NET GAIN (LOSS) ON INVESTMENTS:

The Plan's investments, including investments bought, sold and held during the year, appreciated (depreciated) as follows for the years ended December 31, 1995 and 1994:



                                               1995         1994
                                            ----------   -----------
Common stock                                $1,382,174   $  (923,362)
United States government securities            101,238       (97,115)
Bank commingled fund                            51,822        11,660
                                            ----------   -----------
   Total net gain (loss) on investments     $1,535,234   $(1,008,817)
                                            ==========   ===========

5. RELATED PARTIES:

Net assets of the Plan include investments in the common stock of Noble Drilling Corporation and amounts invested in a pooled money market fund issued and managed by Exchange National Bank and Trust Company of Ardmore, Oklahoma, the Plan trustee; as such, these investments qualify as party-in-interest transactions. Fees paid by the Plan to the Trustee totaled $30,851 and $25,733 for the years ended December 31, 1995 and 1994, respectively.

6. SUBSEQUENT EVENT:

Effective February 14, 1996, the Plan was amended to allow the Trustee to invest Plan assets in funds which are exempt from tax under Section 501(a) of the Code. This includes assets invested in the Sarofim Trust Co. Employee Benefit Investment Trust, or any other similar trust.

                                                                          NOTE 7
                                                                   (Page 1 of 4)
                     NOBLE DRILLING CORPORATION THRIFT PLAN
            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                               DECEMBER 31, 1995





                                                             PARTICIPANT DIRECTED
                                                 ----------------------------------------------

                                                   FUND A      FUND B      FUND I      FUND ND
                                                 ----------  ----------  ----------  ----------
ASSETS
Cash                                             $        0  $       98  $        0  $   (5,606)
Investments, at fair value:
   Short-term investments *                          63,464     173,388      36,029      39,300
   Noble Drilling Corporation
       common stock *                                     0      21,816           0   3,495,051
   Noble Affiliates, Inc. common stock                    0      32,026           0           0
   Other corporate stocks                                 0     874,469           0           0
   United States government securities *          1,417,245           0           0           0
Investment contract, at contract value *                  0           0   1,325,142           0
Securities receivable                                     0           0     268,000           0
Contributions receivable:
   Participants                                      20,312      14,650      50,644      18,235
   Noble Drilling Corporation                             0           0           0      64,274
Dividends and interest receivable                    22,863       2,203           0         172
Interfund transfers receivable (payable)                126          93         114         296
                                                 ----------  ----------  ----------  ----------
                                                  1,524,010   1,118,743   1,679,929   3,611,722

LIABILITIES
   Excess contributions refundable
       to employees                                   8,873      12,381       6,285      32,176
   Trust fees payable                                11,500       7,938           0           0
   Other fees payable                                     0           0           0           0
                                                 ----------  ----------  ----------  ----------

NET ASSETS AVAILABLE FOR
   BENEFITS                                      $1,503,637  $1,098,424  $1,673,644  $3,579,546
                                                 ==========  ==========  ==========  ==========

                                                            NON-
                                                    PARTICIPANT DIRECTED
                                                 ---------------------------
                                                                    GENERAL
                                                   FUND N            FUND            TOTAL
                                                 ----------       ----------       ----------
ASSETS
Cash                                                $    14         $  5,608       $      114
Investments, at fair value:
   Short-term investments *                           8,499          213,334          534,014
   Noble Drilling Corporation
       common stock *                                     0                0        3,516,867
   Noble Affiliates, Inc. common stock               75,106                0          107,132
   Other corporate stocks                                 0                0          874,469
   United States government securities *                  0                0        1,417,245
Investment contract, at contract value *                  0                0        1,325,142
Securities receivable                                     0                0          268,000
Contributions receivable:
   Participants                                           0                0          103,841
   Noble Drilling Corporation                             0                0           64,274
Dividends and interest receivable                        25                0           25,263
Interfund transfers receivable (payable)                  7            (636)                0
                                                 ----------       ----------       ----------
                                                     83,651          218,306        8,236,361

LIABILITIES
   Excess contributions refundable
       to employees                                       0                0           59,715
   Trust fees payable                                     0                0           19,438
   Other fees payable                                     0                0                0
                                                 ----------       ----------       ----------

NET ASSETS AVAILABLE FOR
   BENEFITS                                         $83,651         $218,306       $8,157,208
                                                 ==========       ==========       ==========



   * These investments represent five percent or more of total plan assets.

                                                                         NOTE 7
                                                                  (Page 2 of 4)
                     NOBLE DRILLING CORPORATION THRIFT PLAN
            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                               DECEMBER 31, 1994

                                                            PARTICIPANT DIRECTED
                                            -----------------------------------------------------
                                               FUND A        FUND B        FUND I       FUND ND
                                            -----------   -----------   -----------   -----------
ASSETS

Cash                                        $         0   $         0   $         0   $         0
Investments, at market value:
    Short-term investments *                    334,758        57,501        29,058        51,827
    Noble Drilling Corporation
       common stock *                                 0        14,241             0     1,751,661
    Noble Affiliates, Inc. common stock               0        26,532             0             0
    Other corporate stock                             0       882,264             0             0
    United States government securities *       976,534             0             0             0
Investment contract, at contract value *              0             0       961,660             0
Contributions receivable:
    Participants                                 13,126         7,706        13,602        11,517
    Noble Drilling Corporation                        0             0             0        27,659
Dividends and interest receivable                22,640         2,038            57           159
Interfund transfers receivable (payable)            152           112           113           205
                                            -----------   -----------   -----------   -----------
                                              1,347,210       990,394     1,004,490     1,843,028

LIABILITIES
    Excess contributions refundable
       to employees                               6,251         3,214         5,228         5,750
    Trust fees payable                            7,156         5,151             0             0
    Other fees payable                            1,688             0             0             0
                                            -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR
    BENEFITS                                $ 1,332,115   $   982,029   $   999,262   $ 1,837,278
                                            ===========   ===========   ===========   ===========

                                                     NON -
                                              PARTICIPANT DIRECTED
                                            -------------------------
                                                             GENERAL
                                               FUND N         FUND          TOTAL
                                            -----------   -----------    -----------
ASSETS

Cash                                        $         0   $        35    $        35
Investments, at market value:
    Short-term investments *                      7,673       199,564        680,381
    Noble Drilling Corporation
       common stock *                                 0             0      1,765,902
    Noble Affiliates, Inc. common stock          90,090             0        116,622
    Other corporate stock                             0             0        882,264
    United States government securities *             0             0        976,534
Investment contract, at contract value *              0             0        961,660
Contributions receivable:
    Participants                                      0             0         45,951
    Noble Drilling Corporation                        0             0         27,659
Dividends and interest receivable                    26           593         25,513
Interfund transfers receivable (payable)             11          (593)             0
                                           ------------   -----------    -----------
                                                 97,800       199,599      5,482,521

LIABILITIES
    Excess contributions refundable
       to employees                                   0             0         20,443
    Trust fees payable                                0             0         12,307
    Other fees payable                                0             0          1,688
                                            -----------   -----------    -----------
NET ASSETS AVAILABLE FOR
    BENEFITS                                $    97,800   $   199,599    $ 5,448,083
                                            ===========   ===========    ===========



    * These investments represent five percent or more of total plan assets.

                                                                         NOTE 7
                                                                  (Page 3 of 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN
      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                     PARTICIPANT DIRECTED
                                     --------------------------------------------------------
                                        FUND A         FUND B         FUND I        FUND ND
                                     -----------    -----------    -----------    -----------
NET INVESTMENT INCOME (LOSS):
    Interest                         $    77,239    $     2,286    $     4,726    $     1,198
    Dividends                                  0         17,970              0              0
                                     -----------    -----------    -----------    -----------
                                          77,239         20,256          4,726          1,198
    Less:  investment expenses           (30,000)       (21,690)             0              0
                                     -----------    -----------    -----------    -----------

NET INVESTMENT INCOME (LOSS)              47,239         (1,434)         4,726          1,198

NET GAIN ON INVESTMENTS                  101,238        221,252         51,822      1,148,038

CONTRIBUTIONS:
    Participants                         227,838        176,531        674,640        227,230
    Employer                                   0              0              0        668,394

WITHDRAWALS                             (148,182)      (281,859)      (136,931)      (274,600)
INTERFUND TRANSFERS, NET                 (56,611)         1,905         80,125        (27,992)
                                     -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN NET
    ASSETS AVAILABLE FOR BENEFITS        171,522        116,395        674,382      1,742,268

NET ASSETS AVAILABLE FOR BENEFITS,
        beginning of year              1,332,115        982,029        999,262      1,837,278
                                     -----------    -----------    -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS,
        end of year                  $ 1,503,637    $ 1,098,424    $ 1,673,644    $ 3,579,546
                                     ===========    ===========    ===========    ===========

                                                NON-
                                        PARTICIPANT DIRECTED
                                     --------------------------
                                                      GENERAL
                                        FUND N          FUND         TOTAL
                                     -----------    -----------   -----------
NET INVESTMENT INCOME (LOSS):
    Interest                         $       281    $     6,644   $    92,374
    Dividends                                492              0        18,462
                                     -----------    -----------   -----------
                                             773          6,644       110,836
    Less:  investment expenses                 0              0       (51,690)
                                     -----------    -----------   -----------


NET INVESTMENT INCOME (LOSS)                 773          6,644        59,146


NET GAIN ON INVESTMENTS                   12,884              0     1,535,234

CONTRIBUTIONS:
    Participants                               0              0     1,306,239
    Employer                                   0              0       668,394


WITHDRAWALS                              (18,316)             0      (859,888)
INTERFUND TRANSFERS, NET                  (9,491)        12,064             0
                                     -----------    -----------   -----------

NET INCREASE (DECREASE) IN NET
    ASSETS AVAILABLE FOR BENEFITS        (14,150)        18,708     2,709,125

NET ASSETS AVAILABLE FOR BENEFITS,
        beginning of year                 97,800        199,598     5,448,083
                                     -----------    -----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS,
        end of year                  $    83,650    $   218,306   $ 8,157,208
                                     ===========    ===========   ===========

                                                                         NOTE 7
                                                                  (Page 4 of 4)

                     NOBLE DRILLING CORPORATION THRIFT PLAN
      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                     PARTICIPANT DIRECTED
                                     --------------------------------------------------------
                                        FUND A         FUND B         FUND I        FUND ND
                                     -----------    -----------    -----------    -----------
NET INVESTMENT INCOME (LOSS):
      Interest                       $    80,840    $     2,422    $    23,289    $     1,854
     Dividends                                 0         32,457              0              0
                                     -----------    -----------    -----------    -----------
                                          80,840         34,879         23,289          1,854
    Less:  investment expenses           (20,427)       (15,160)        (3,344)        (5,573)
                                     -----------    -----------    -----------    -----------

NET INVESTMENT INCOME (LOSS)              60,413         19,719         19,945         (3,719)

  NET (LOSS) GAIN ON INVESTMENTS         (97,115)      (108,578)        11,660       (808,319)

CONTRIBUTIONS:
    Participants                         167,600        113,799        174,700        130,499
    Employer                                   0              0              0        349,299

WITHDRAWALS                             (267,461)      (139,275)      (146,553)      (216,247)
INTERFUND TRANSFERS, NET                 (10,455)        11,399         (9,143)         1,673
                                     -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN NET
    ASSETS AVAILABLE FOR BENEFITS       (147,018)      (102,936)        50,609       (546,814)

NET ASSETS AVAILABLE FOR BENEFITS,
        beginning of year              1,479,133      1,084,965        948,653      2,384,092
                                     -----------    -----------    -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS,
        end of year                  $ 1,332,115    $   982,029    $   999,262    $ 1,837,278
                                     ===========    ===========    ===========    ===========

                                                NON-
                                        PARTICIPANT DIRECTED
                                     --------------------------
                                                      GENERAL
                                        FUND N          FUND         TOTAL
                                     -----------    -----------   -----------
NET INVESTMENT INCOME (LOSS):
      Interest                       $       544    $     3,773    $   112,722
     Dividends                               585              0         33,042
                                     -----------    -----------    -----------
                                           1,129          3,773        145,764
    Less:  investment expenses              (516)          (184)       (45,204)
                                     -----------    -----------    -----------


NET INVESTMENT INCOME (LOSS)                 613          3,589        100,560


  NET (LOSS) GAIN ON INVESTMENTS          (6,465)             0     (1,008,817)

CONTRIBUTIONS:
    Participants                               0              0        586,598
    Employer                                   0              0        349,299


WITHDRAWALS                               (1,756)             0       (771,292)
INTERFUND TRANSFERS, NET                  (1,236)         7,762              0
                                     -----------    -----------    -----------

NET INCREASE (DECREASE) IN NET
    ASSETS AVAILABLE FOR BENEFITS         (8,844)        11,351       (743,652)

NET ASSETS AVAILABLE FOR BENEFITS,
        beginning of year                106,644        188,248      6,191,735
                                     -----------    -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS,
        end of year                  $    97,800    $   199,599    $ 5,448,083
                                     ===========    ===========    ===========

                                                                      SCHEDULE I
                                                                   (Page 1 of 2)
                     NOBLE DRILLING CORPORATION THRIFT PLAN
          ITEM 27(A) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1995


                                                                              Number of                           (e) Current
  (a)         (b)Identity of Issue                (c)  Description             Shares          (d)  Cost               Value
  ---         ----------------------------        ----------------------      ---------        ---------          -----------
   *          ENB Pooled MM Fund                  money market fund            534,014          $534,014            $534,014
                                                                                               ---------           ---------
   *          Noble Drilling Corporation          common stock                 390,763         2,280,101           3,516,867
                                                                                               ---------           ---------
              Noble Affiliates, Inc.              common stock                   3,586            42,320             107,132
                                                                                               ---------           ---------
              OTHER CORPORATE STOCKS:
              AirTouch Communications             common stock                     600            13,048              16,875
              ALLTEL Corporation                  common stock                   1,000            23,178              29,500
              American General Corporation        common stock                     700            22,012              24,412
              AMP Incorporated                    common stock                     600            22,300              22,950
              Amoco Corporation                   common Stock                     300            18,809              21,450
              C.R. Bard Inc.                      common Stock                     800            20,856              25,800
              A.H Belo Corporation                series A common stock            600            11,946              20,850
              H&R Block Inc.                      common stock                     400            15,215              16,200
              Burlington Resources Inc.           common stock                     600            22,476              23,550
              Colgate Palmolive Co.               common stock                     400            23,028              28,100
              Diebold, Incorporated               common stock                     600            10,952              33,225
              E.I. DuPont de Nemours & Co.        common stock                     400            22,703              27,950
              Eastman Kodak Company               common stock                     500            24,537              33,500
              Exxon Corporation                   common stock                     200             9,166              16,100
              General Electric Co.                common stock                     500            25,723              36,000
              Harcourt General, Inc.              common stock                     700            24,515              29,312
              Hewlett-Packard Co.                 common stock                     100             7,421               8,375
              The Home Depot Inc.                 common stock                     300            12,004              14,325
              Kimberly Clark Corporation          common stock                     400             4,290              33,100
              Kirby Corp.                         common stock                   1,000            11,935              16,250
              Loctite Corp.                       common stock                     500            20,526              23,750
              Mobil Corporation                   common stock                     388            11,921              43,359
              Morton International Inc.           common stock                     700            18,734              25,113
              Olsten Corp.                        common stock                     500            13,033              19,750
              Pepsico, Inc.                       common stock                     600            23,200              33,525
              Pillowtex Corp.                     common stock                   2,000            24,140              23,250
              Raytheon Company                    common stock                     800            25,752              37,800
              Schering Plough Corp.               common stock                     800             3,580              43,800
              Schweitzer-Mauduit                  common stock                      40                 4                 925
              Sherwin-Williams Co.                common stock                     700            12,854              28,525
              Stewart & Stevenson Services, Inc.  common stock                     400            10,935              10,100
              Tyco International Ltd.             common stock                   1,000            23,910              35,625
              Union Pacific Corp.                 common stock                     400            19,946              26,400
              UMX Technologies                    common stock                     800            21,884              23,800
                                                                                                --------            --------
                  Total Common Stock                                                             576,533             853,546

              CCI Redeemable Preferred                                             427            13,878              20,923
                                                                                                --------            --------
           Total other corporate stocks                                                          590,411             874,469
                                                                                                --------            --------



*Identified party-in-interest

                                                                     SCHEDULE I
                                                                  (Page 2 of 2)

                     NOBLE DRILLING CORPORATION THRIFT PLAN
         ITEM 27 (a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1995


                                                      Interest     Maturity    Principal                (e) Current
(a)   (b) Identity of Issue      (c) Description       Rate %        Date        Amount      (d) Cost      Value
- ---   ------------------------   ----------------     --------     --------    ---------     --------   -----------
      United States government
           securities:


      U.S. Government            Zero Coupon Bond         --       05/15/05     $ 375,000  $  203,494   $  220,898

      U.S. Government            Treasury Note            4.25     05/15/96       200,000     198,563      199,312

      U.S. Government            Treasury Note           7.500     11/15/01       300,000     317,047      330,564

      U.S. Government            Treasury Note            6.25     02/15/03       155,000     153,609      161,781

      U.S. Government            Treasury Note           6.125     12/31/96       500,000     513,203      504,690
                                                                                           ----------   ----------
                   Total United States government securities                                1,385,916    1,417,245
                                                                                           ----------   ----------

      Institutional Investor's
         GIC Fund                Mutual fund                                                1,250,000    1,325,142
                                                                                           ----------   ----------

                   Total assets held for investment purposes                               $6,082,762   $7,774,869
                                                                                           ==========   ==========

                                                                    SCHEDULE II




                     NOBLE DRILLING CORPORATION THRIFT PLAN
                ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



    (a) Identity of        (b) Description     Number of      Number      (c) Purchase
     Party Involved            of Asset        Purchases     of Sales         Price
- -----------------------   ------------------   ---------    ---------      ---------
Exchange National Bank    ENB Pooled MM Fund         222          142      1,857,288

U.S. Treasury Note        6.25%, 2/15/03               2            1        407,979

Institutional Investors   GIC Fund                     2           --        568,000


                                                     (h) Current Value of
    (a) Identity of      (d) Selling  (g) Cost of         Asset on             (i) Net
     Party Involved       Price ($)    Asset Sold    Transaction Date ($)      Gain ($)
- -----------------------   ---------    ---------      -------------------      ---------
Exchange National Bank    2,004,478      2,004,478           2,004,478            --

U.S. Treasury Note          274,219        254,370             274,219          19,849

Institutional Investors        --             --                  --              --

==========================================================

    As defined by Section 2520.103-6 of the Department of Labor Rules and Regulations governing reporting and disclosure under the Employee Retirement
Income Security Act of 1974, as amended, the above are reportable transactions of the Noble Drilling Corporation Thrift Plan. Columns (e) and (f) have been omitted because they are not applicable.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-02927), Form S-3 (No. 333-02929), Form S-3 (No. 333-06813), Form S-8 (No. 33-3289),
Form S-8 (No. 33-15269), Form S-8 (No. 33-18966), Form S-8 (No. 33-46724),
Form S-8 (No. 33-50270), Form S-8 (No. 33-50272), Form S-8 (No. 33-62394) and
Form S-8 (No. 33-57675) of Noble Drilling Corporation of our report appearing in this Form 10-K/A.



PRICE WATERHOUSE LLP

Houston, Texas
June 28, 1996